Exhibit 23.4

CONSENT OF DEEPAK MALHOTRA

The undersigned hereby states as follows:

I, Deepak Malhotra, assisted with the preparation of the “S-K 1300 Technical Report Summary - Mt Todd Gold Project - 50,000 tpd Feasibility Study – Northern Territory, Australia” with an effective date of March 12, 2024 and an issue date of March 14, 2024, and the “NI 43-101 Technical Report - Mt Todd Gold Project - 50,000 tpd Feasibility Study – Northern Territory, Australia” with an effective date of March 12, 2024 and an issue date of April 16, 2024, for Vista Gold Corp. (the “Company”), portions of which are summarized (the “Summary Material”) in this Quarterly Report on Form 10-Q for the period ended June 30, 2024 (the “Form 10-Q”).

I hereby consent to the incorporation by reference in the Company’s Registration Statement on Form S-3 (Nos. 333-239139, 333-257746 and 333-261225) and any amendments thereto, and in the related prospectuses, and in the Company’s Registration Statements on Form S-8 (Nos. 333-239184, 333-225031, 333-134767, 333-153019, 333-191507, 333-191505, 333-267270, 333-267269, 333-280152, 333-280154) of the Summary Material concerning the technical report and the reference to my name as set forth above in the Form 10-Q.

Date: July 29, 2024	By: /s/ Deepak Malhotra

Name: Deepak Malhotra